UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2011

PILGRIM’S PRIDE CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 506-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 23, 2011, Pilgrim’s Pride Corporation, a Delaware corporation (the “Company”), Avícola Pilgrim’s Pride de México, S. de R.L. de C.V. (the “Borrower”), and certain subsidiaries of the Borrower (the “Subsidiary Guarantors”) entered into a Third Amendment to Credit Agreement (the “Amendment”), dated as of September 23, 2011 (the “Third Amendment Effective Date”), to the Credit Agreement dated as of September 25, 2006 (as amended, the “Credit Agreement”), by and among the Company, the Borrower, the Subsidiary Guarantors, ING Bank N.V., as lender, and ING Capital LLC, as lead arranger and administrative agent.

The Amendment, among other things, (1) extends the final maturity date of the Credit Agreement from September 25, 2011 to October 31, 2011 and (2) reduces the aggregate principal amount of the revolving loan commitments under the Credit Agreement (the “Revolving Loan Commitment”) from an aggregate principal amount of USD$50,000,000 to an aggregate principal amount of MXN$557,415,000 minus the Reserve Commitment Amount (as defined in the Amendment). The Reserve Commitment Amount consists of a Revolving Loan Commitment of MXN$257,302,764 that is reserved for one or more financial institutions that are not lenders under the Credit Agreement as of the Third Amendment Effective Date, which commitment amount can be converted to a Revolving Loan Commitment pursuant to certain terms and conditions set forth in the Amendment.

The foregoing description of the Amendment and the transactions contemplated by the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement dated as of September 23, 2011, by and among the Borrower, the Company, the Subsidiary Guarantors, ING Bank N.V., as lender, and ING Capital LLC, as lead arranger and administrative agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: September 26, 2011	By:	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement dated as of September 23, 2011, by and among the Borrower, the Company, the Subsidiary Guarantors, ING Bank N.V., as lender, and ING Capital LLC, as lead arranger and administrative agent.

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